Exhibit 99.2

EXECUTION COPY

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) dated as of December 8, 2014, is between UTi, Services, Inc. (“Company”) and Eric W. Kirchner (“Employee”). This Agreement shall be effective on the date that Employee signs this Agreement (the “Agreement Date”). However, Employee shall not be entitled to any of the consideration described in Section 3 below unless Employee does not revoke the releases provided for in Sections 5 and 6 of this Agreement in accordance with Section 8 below.

WHEREAS, Company and Employee are parties to an Amended and Restated Employment Agreement dated as of March 25, 2010 (the “Employment Agreement”); and

WHEREAS, in consideration of the promises made in this Agreement, Company and Employee wish to terminate the Employment Agreement effective as of the Agreement Date, except for any provisions therein which expressly survive the termination thereof or are expressly incorporated by reference herein. Notwithstanding the foregoing sentence, unless the arbitration provision in this Agreement is unenforceable, it shall apply rather than the arbitration provision set forth in Section 11 of the Employment Agreement.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employee hereby submits his voluntary resignation from his position with UTi Worldwide Inc. and all other positions, titles, authorities and directorships with the Company and its affiliates, effective as of the close of business on the Agreement Date. Additionally, Employee hereby further resigns as an employee of the Company and its affiliates effective as of the Agreement Date (such date referred to also as the Termination Date). Employee represents that he is resigning voluntarily and is signing this Agreement voluntarily and with a full understanding of and agreement with its terms. This Agreement does not constitute an admission by either party of any wrongful action, liability or violation of any local, state or federal law, in connection with Employee’s employment or otherwise. Employee agrees, represents and warrants that (a) from the close of business on the date hereof, Employee has no power to bind or obligate the Company and Employee will not sign any contracts, agreements, or other documents or make any other commitments on behalf of the Company and/or its affiliates, (b) Employee has returned to the Company, or will return to the Company within 3 business days of the date hereof, all files, records, credit cards, keys, equipment, laptops and any other property or documents of the Company and/or its affiliates, other than Employee’s personal copies of his employment and compensation documents and files, Employee’s contacts, calendars, personal correspondence and diaries, and that Employee has not retained, and will not retain, any copies thereof, including, but not limited to, any copies of “Proprietary Information” as defined in the Employment Agreement and (c) Employee shall cause his attorneys, representatives and agents to return to the Company within 3 business days of the date hereof all files, records and any other property or documents of the Company and/or its affiliates in the possession or control of such attorneys, representatives or agents without such attorneys, representatives or agents retaining any copies thereof.

2. Employee acknowledges and agrees that UTi Worldwide Inc. must report his resignation in a filing with the Securities and Exchange Commission (the “SEC”) (including filing a copy of this Agreement). The Company and Employee agree to the language with respect to Employee for this filing, which is contained in Exhibit A to this Agreement.

3. In reliance on such voluntary resignation and the promises, representations and releases in this Agreement, the Company will provide Employee with the following consideration unless the releases provided for in Sections 5 and 6 of this Agreement are revoked in accordance with Section 8 of this Agreement:

a.	Employee acknowledges and agrees that as of the date hereof Employee has 200 hours of accrued vacation (representing a cash amount equal to $88,942.30), which represents all of Employee’s accrued, but unused vacation time. The Company shall pay Employee for such accrued vacation time (less legally required deductions) within 5 business days after the Agreement Date. Employee acknowledges and agrees that from and after the close of business on the Agreement Date, Employee shall no longer accrue or be entitled to vacation time under the Company’s policies or otherwise. In addition, the Company will pay or provide to Employee any other Accrued Benefits (as defined with Employment Agreement) as provided in Section 6(a)(ii) of the Employment Agreement.

b.

Upon the expiration of the 7 day revocation period following the Agreement Date if Employee has not revoked the releases provided for in Section 5 and 6 of this Agreement in accordance with Section 8 below within such period, on such date, Employee’s outstanding (a) Restricted Share Units shall vest with respect to a number of shares as set forth on Exhibit B-1 hereto and (b) Stock Options shall vest with respect to a number of shares and other terms as set forth on Exhibit B-1 hereto. Except as provided in the preceding sentence, no Restricted Share Units, Performance Share Units or Stock Options shall vest as of or following the Termination Date; provided, however, that any unvested Restricted Share Units, Performance Share Units or Stock Options held by Employee that are set forth on Exhibit B-2 hereto (i) shall not be forfeited or expire on the Termination Date or as a result of Employee’s resignation and shall remain outstanding, (ii) notwithstanding anything to the contrary in any plan, program, policy or agreement, shall vest and be settled or become exercisable solely in connection with a “Change of Control of UTi Worldwide” (as defined in the Employment Agreement) on or prior to June 8, 2015, as set forth in Section 3(e) below and (iii) in the event such Units and Options do not so vest in connection with a Change of Control of UTi Worldwide on or prior to June 8, 2015, such Units and Options shall be immediately forfeited. Employee acknowledges and agrees that all unexercised Stock Options will automatically expire if not exercised on the earlier of (1) the 10 year anniversary of the grant date of such Stock Option and (2) September 8, 2015. Employee also acknowledges and agrees that he is not entitled to any further awards of Restricted Share Units, Performance Share Units, Stock Options or any other form of stock-based compensation in respect of any period, including calendar 2014 or any subsequent year.

c.	Following the Termination Date, the Company shall pay to Employee twelve months of salary continuation payments at an annual pay rate of $925,000.00 (the “Severance Amount”), which represents a bi-weekly payment of $35,576.92, less legally required deductions. Such payments shall be made on the same schedule as the Company’s current payroll cycle, subject to Section 23 of the Employment Agreement, which is expressly incorporated by reference herein; provided, however, that the first such payment shall be delayed until the expiration period described in Section 8 below.

d.	Subject to Section 23 of the Employment Agreement, (1) not later than January 31, 2015, the Company shall pay to Employee a lump-sum cash payment equal to $42,084.16 (the “Initial Additional Severance Amount”) and (2) not later than January 31, 2015, the Company shall pay to Employee a lump-sum cash payment equal to $400,000.00 (the “Final Severance Amount” and, together with the Initial Severance Amount, the “Additional Severance Amount”).

e.	If a Change of Control of UTi Worldwide occurs on or prior to June 8, 2015, Employee shall be entitled to receive (1) a payment equal to $1,387,500.00 and (2) a payment equal to (x) if the Change of Control of UTi Worldwide occurs during the Company’s first fiscal quarter of 2016, $231,250.00 or (y) if the Change of Control of UTi Worldwide occurs during the second fiscal quarter of 2016 but prior to June 8, 2015, $462,500.00. Such payments shall be payable in eighteen (18) equal monthly installments commencing immediately after the last installment of the Severance Amount. Any amount payable pursuant to this Section 3(e) shall be in addition to the Severance Amount and the Additional Severance Amount. If a Change of Control of UTi Worldwide occurs on or prior to June 8, 2015, Employee shall be entitled to vesting of the Restricted Share Units, Performance Share Units and Stock Options set forth on Exhibit B-2 without duplication with any Restricted Share Units or Stock Options that vested prior to such date pursuant to Section 3(b) above.

f.	Employee shall be entitled to purchase, at his sole expense, COBRA continuation coverage under the Company’s group health plan as provided thereunder.

g.	The Company will not contest Employee’s unemployment claim after the Termination Date.

h.	Employee shall be entitled to prompt reimbursement of reasonable and documented fees, disbursements and other charges of one law firm incurred in connection with entering into this Agreement, subject to a cap of $25,000.

Employee acknowledges and agrees that he is receiving additional consideration from the Company beyond that provided by normal Company policy or required by the Employment Agreement, and that he is not entitled to receive, and will not claim, any right, benefit, or compensation other than what is expressly set forth in this Agreement, and hereby expressly waives any claim to any compensation, benefit or payment which is not expressly referenced in this Agreement.

4. In exchange for the additional consideration provided in this Agreement, Employee promises:

a.	not to disparage the Company, its affiliates or its or their respective products, services, or management or any of the other Released Parties (as defined below) except, in each case, for (x) truthful statements that Employee believes, in good faith, are required by law (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) and (y) truthful statements made in response to statements by the Company pursuant to the exception in Section 14 of this Agreement.

b.	all communications regarding the nature of his separation shall be consistent with the filing described in Section 2 of this Agreement and as reflected in Exhibit A hereto.

c.	to abide by and uphold continuously the terms of Section 8 (Proprietary Information) of the Employment Agreement and Section 9 (Protection of Property) of the Employment Agreement, which sections are incorporated by reference herein.

d.	not to apply for re-employment with the Company or its affiliates without the Company’s prior written consent.

If Employee materially breaches any of the promises in this Agreement or Sections 8 or 9 of the Employment Agreement, the Company will give notice to the Employee and, if such breach is curable, provide him with 15 days to cure the material breach; provided, however, if such breach is curable but will take longer than 15 days to cure, Employee shall be given a reasonable amount of additional time to cure such breach if Employee has commenced such cure within the initial 15 day period and diligently pursues such cure. If the material breach is not curable or, if curable, not cured within such 15 day period or additional period of time as set forth above, the Company may stop any payments or benefits otherwise owing under this Agreement and may seek additional relief or remedy under Section 9 hereof or, to the extent applicable, Section 11 of the Employment Agreement.

5. In consideration for the foregoing and pursuant to Section 6(d)(iii) of the Employment Agreement, effective as of the Agreement Date, Employee does hereby, for himself and his heirs, successors and assigns, release, acquit and forever discharge the Company, UTi Worldwide Inc., all of their current and former, direct and indirect parents, subsidiaries, brother-sister companies, and all other affiliates and related partnerships, joint ventures, or other entities, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this section, and their successors (collectively, the “Released Parties”), of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown, which he or his heirs may have against such persons or entities including, but not limited to those related to, or arising from, Employee’s employment with the Company or the termination thereof (collectively, the “Claims”) based on any actions or events which occurred prior to the Agreement Date. Notwithstanding the foregoing, Employee does not release any Released Parties from: (i) the Released Parties performance under this Agreement or (ii) the Released Parties future performance under all other agreements, contracts, instruments and other documents remaining in effect to which both Employee and one or more of the Released Parties remain parties, including those specifically modified by this Agreement.

In exchange for material portions of the additional consideration provided in this Agreement and in accordance with the Older Workers Benefit Protection Act, Employee hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), which he might otherwise have had against the Released Parties regarding any act or omission which occurred on or before the Agreement Date, including but not limited to those related to, or arising from, Employee’s employment with the Company or the termination thereof.

6. It is further understood and agreed that all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Employee. Such Section reads as follows:

A General Release does not extend to claims which a creditor does not know or suspect to exist in his or her favor at the time of executing the Release, which if known by him or her must have materially affected his or her settlement with the debtor.

7. This Agreement contains all of the terms, promises, representations, and understandings made between the parties and supersedes any previous representations, understandings, or agreements, except for any agreement by Employee regarding confidentiality and/or protection of Company information, property, or trade secrets, which agreement(s) shall continue in full force and effect. For purposes of clarity, as of the date hereof, the Employment Agreement is terminated in all respects, except for any provisions therein which expressly survive the termination thereof or are expressly incorporated by reference herein, including but not limited to, those sections of the Employment Agreement set forth in Section 21 of the Employment Agreement.

8. Employee understands that he is waiving important legal rights by signing this Agreement, and has consulted with an attorney and/or other persons to the full extent Employee wanted to do so before signing this Agreement.

Employee is hereby advised (a) to consult with an attorney prior to signing this Agreement and (b) that he has 21 days in which to consider and accept this Agreement by signing this Agreement, which should then be promptly returned to the Company’s Global General Counsel. In addition, Employee may revoke the releases provided for in Sections 5 and 6 of this Agreement within 7 days following the Agreement Date by notifying the Company’s Global General Counsel in writing within 7 days after the Agreement Date. If Employee revokes the releases provided for in Sections 5 and 6 above, Employee will not be entitled to any of the consideration provided for under this Agreement and the Agreement will remain in full force and effect except with respect to the releases that have been revoked.

9. The parties hereto acknowledge that it is in their best interests to facilitate the informal resolution of any disputes arising out of this Agreement or otherwise by mutual cooperation and without resorting to litigation. As a result, if either party has a legally recognized claim or dispute arising hereunder or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), any dispute regarding Employee’s termination of employment, tort claims, claims for harassment or discrimination (including, but not limited to, race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violation of public policy or, any federal, state or other governmental law, statute, regulation or ordinance (except for claims involving workers’ compensation benefits), and the parties are unable to reach agreement among themselves within thirty (30) days, then the parties agree to submit the dispute to JAMS for binding arbitration in accordance with its then-current employment arbitration rules and procedures and applicable law.

If the parties are unable to agree to an arbitrator, JAMS will provide the names of seven potential arbitrators, giving each party the opportunity to strike three names. The remaining arbitrator will serve as the arbitration panel. The parties agree that the arbitration must be initiated within the time period of the statute of limitations applicable to the claim(s) if the claim(s) had been filed in court. Arbitration may be initiated by the aggrieved party by sending written notice of an intent to arbitrate by registered certified mail to all parties and to JAMS. The notice must contain a description of the dispute, the amount involved and the remedies sought. All fees and expenses of the arbitrator will be borne by the Company. Each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs, unless the party prevails on a claim for which attorneys’ fees are recoverable by statute, in which case the arbitrator may award attorneys’ fees and costs to the prevailing party.

10. The Company may withhold from any amounts payable under this Agreement all such taxes, and may file with appropriate governmental authorities for the periods covered herein all such information, returns or other reports with respect to the tax consequences of any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.

11. Employee hereby certifies that (i) Employee has provided the Company with the information necessary to report on Form 4 all reportable transactions that occurred during the fiscal year ended January 31, 2014 through the Agreement Date, and (ii) as of the Agreement Date, all of Employee’s transactions in the Company’s securities that occurred during the fiscal year ended January 31, 2014 through the Agreement Date have been reported on Form 4; accordingly, as of the Agreement Date, Employee is not required to file a Form 5 for the fiscal year ending January 31, 2015. After the Agreement Date, Employee shall be responsible for providing to the Company in a timely manner all information necessary to facilitate required Section 16 filings, if any. Employee also acknowledges that he will not receive any newly issued stock-based compensation from the Company after the Agreement Date.

12. For a period from the Agreement Date to the 18 month anniversary of the Agreement Date, and for any longer period to which the parties may agree by any separate, additional contract, Employee agrees to reasonably cooperate, upon reasonable notice, at no charge, with the Company’s and its affiliates’ and its or their counsel’s reasonable requests for information or assistance related to the Company’s and its affiliates’ defense of, or other participation in, any investigation or inquiry or any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which Employee was engaged in employment with the Company and its affiliates and in which Employee was involved (or may have reasonably been expected to be involved in his capacity as Chief Executive Officer); provided, that the Company shall accommodate Employee’s reasonable requests for information and documents required in order to enable or facilitate such cooperation for the benefit of the Company and to facilitate the Employee’s individual representation in any such investigation or proceeding. The Company shall reimburse Employee for any reasonable out-of-pocket expenses (including legal fees of one law firm) incurred by Employee in connection with such cooperation. Employee shall not be required to cooperate (a) against his own legal interests or (b) to the extent it interferes with his employment or business activities after reasonable attempts by Employee to mitigate such interference.

Employee agrees that, unless required by law or authorized in advance by the Board of Directors of UTi Worldwide Inc., Employee will not knowingly communicate, directly or indirectly, with any third party, including but not limited to, any person or representative of any group of people or entity who is suing or has stated that a legal action against the Company and its affiliates or any of their directors or officers is being contemplated, concerning the operations of the Company and its affiliates, the actions or inactions of any of its or their employees or representatives or the legal positions taken by the Company and its affiliates, in each case with respect to Proprietary Information or information relating to any legal actions against the Company or any of its affiliates. Employee acknowledges that the Company is cooperating with a governmental investigation, and Employee agrees to cooperate with such investigation to the extent consistent with his individual rights and interests. Nothing herein shall be deemed to prevent Employee from cooperating with such investigation nor to compromise his full and fair individual representation in that matter nor shall anything in this Agreement be deemed to restrict Employee’s applicable whistleblower rights (including under Rule 21F under the Securities Exchange Act of 1934, as amended).

Employee further acknowledges and agrees that any and all information learned by Employee from the Company or any of its affiliates, or their respective employees and legal representatives in connection with or pursuant to any investigation, lawsuit or potential lawsuit against the Employee or the Company (hereafter “Privileged Information”) is privileged information and shall be considered Proprietary Information for all purposes of the Employment Agreement and may not be disclosed to any third party (except for Employee’s legal counsel engaged for purposes of providing advice related to such matter), unless Employee believes, in good faith, he is required to do so by law. If Employee believes in good faith disclosure is required by law, prior to making such disclosure to the extent permitted by law, Employee shall promptly provide the Company with written notice of such disclosure and shall reasonably cooperate at no expense to Employee with the Company if the Company determines to seek a judicial protective order or other appropriate protection of such Privileged Information. If asked about matters constituting Privileged Information in circumstances where Employee believes in good faith that disclosure is not required by law, Employee shall state that the information is privileged and shall direct the inquirer to the Company. Employee acknowledges and agrees that any violation of this Section 12 will result in irreparable harm to the Company and its affiliates and will, in addition to other available remedies, give rise to an immediate action by the Company and its affiliates for injunctive relief.

Nothing in this Agreement shall limit any right or obligation of Employee or the Company under applicable indemnification agreements and policies, including expressly the terms of a letter agreement between Company and Employee dated January 1, 2009.

13. The validity of this Agreement and any of the terms or provisions as well as the rights and duties of the parties hereunder shall be governed by the laws of the State of California, without reference to any conflict of law or choice of law principles in the State of California that might apply the law of another jurisdiction.

14. The Company shall instruct the Board of Directors of UTi Worldwide Inc. and the named executive officers of UTi Worldwide Inc. not to make any statement to any un-affiliated third party disparaging Employee (including for the purpose of this Section 14, any general statement broadly disseminated to employees of UTi Worldwide Inc. or any of its subsidiaries), except, in each case, for truthful statements, as the Company believes in good faith are necessary or advisable to comply with the Company’s SEC or NASDAQ disclosure obligations or as may otherwise be required by law (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process). For purposes of clarity, it is acknowledged and agreed by the parties that statements that do not specifically reference Employee, his title or position that are critical of, or otherwise negative or unfavorable regarding, the performance of the Company and/or its corporate affiliates (regardless of whether such statements relate to a time during which Employee was an employee of the Company) shall not be deemed to be disparaging of Employee for purposes of this Section 14.

15. Employee agrees that, at the request of either the Company or UTi Worldwide Inc., Employee shall promptly sign such further resignations, documents and instruments and take all such other actions as may be reasonably necessary to carry out the resignations provided for in Section 1 above and Employee hereby grants the corporate secretary of UTi Worldwide Inc. an irrevocable power of attorney to execute on behalf of Employee all such resignations and documents and instruments and to take all such other actions as may be reasonably necessary to carry out the intention of this Section 15; provided, however, that the corporate secretary promptly notifies Employee in writing of each such action.

UTi, Services, Inc.

By:	/s/ Lance E. D’Amico	/s/ Eric W. Kirchner
	Lance E. D’Amico	Eric W. Kirchner
Authorized Signatory

Date Signed: December 8, 2014

EXHIBIT A

News Release

Eric Kirchner Resigns as CEO of UTi Worldwide Inc.; Edward Feitzinger Named New CEO

LONG BEACH, Calif., December 8, 2014 (GLOBE NEWSWIRE) — UTi Worldwide Inc. (Nasdaq:UTIW) today announced that Eric W. Kirchner has resigned as Chief Executive Officer and as a member of the Board of Directors of the Company. The Board has appointed Edward G. Feitzinger, 47, as CEO of the Company and elected him as a member of the board as a Class B director, effective immediately. Mr. Feitzinger has been with the Company since 2010. He has served as Executive Vice President-Global Operations since 2012 and previously served as Executive Vice President-Global Contract Logistics and Distribution.

On behalf of the Board, chairman Roger MacFarlane said, “We are thankful for Eric’s leadership over the past six years through the Company’s business transformation and wish him well. We are pleased to announce that Ed Feitzinger will be taking over as CEO and providing the leadership necessary for UTi to realize its full potential. Ed’s years of experience in the supply chain industry in combination with his proven success leading UTi’s contract logistics and distribution business make him the right choice to lead the Company.”

Mr. Feitzinger commented, “I am honored to take on the role of CEO during this important time for UTi. I look forward to working closely with the Board, the senior leadership team and our dedicated and hard-working employees to deliver improved value to our clients as we focus on the solid execution of our next strategy.”

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Safe Harbor Statement:

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in UTi’s filings with the SEC, including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2014. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:	Richard Rodick
+1 (562) 552 9554
rrodick@go2uti.com

FORM 8-K:

On December 8, 2014, Eric W. Kirchner resigned as Chief Executive Officer (the “CEO”) and as a member of the Board of Directors (the “Board) of UTi Worldwide Inc. (the “Company”).

On December 8, 2014, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Kirchner. Pursuant to the terms of the Separation Agreement, Mr. Kirchner will receive twelve months of severance payments and certain other cash payments. The Separation Agreement also provides, among other things, for the partial vesting of certain of Mr. Kirchner’s outstanding Restricted Share Unit Awards and Stock Options under the Company’s 2009 Long Term Incentive Plan. In addition, in the event of a Change of Control of UTi Worldwide, as defined in Mr. Kirchner’s Employment Agreement, prior to June 8, 2015, Mr. Kirchner will be entitled to additional cash payments and additional vesting of equity awards. In connection with his resignation, Mr. Kirchner’s Amended and Restated Employment Agreement dated as of March 25, 2010 was terminated, except for the provisions thereof which expressly survive or which are expressly incorporated by reference in the Separation Agreement. A copy of the Separation Agreement shall be attached as an Exhibit to the Form 8-K and shall be incorporated by reference therein.

EXHIBIT B-1

(a)	Restricted Share Unit Awards will vest with respect to 159,378 shares.

(b)	Stock Options with respect to (x) 33,933 shares with a strike price of $16.81 and (y) 44,199 shares with a strike price of $14.05.

EXHIBIT B-2

Restricted Share Unit Awards will vest with respect to 303,823 shares.

Stock Options with respect to 44,199 shares with a strike price of $14.05.

Performance Share Unit Awards will vest with respect to 69,237 shares.